Exhibit 99.1

NEWS FOR IMMEDIATE RELEASE:	February 28, 2008
Bank of Granite Corporation Regains Compliance
With Nasdaq Listing Rules
GRANITE FALLS, NORTH CAROLINA—Bank of Granite Corporation announced that The Nasdaq Stock Market notified the Company today that it has demonstrated compliance with all Nasdaq Marketplace Rules, following the filing with the Securities and Exchange Commission earlier in the day of the Company’s Form 10-Q for the quarter ended September 30, 2007. Accordingly, Nasdaq determined to continue the listing of the Company’s stock on The Nasdaq Stock Market.
Bank of Granite Corporation’s common stock trades on the NASDAQ Global Select MarketSM under the symbol “GRAN.” The Company is the parent of Bank of Granite and Granite Mortgage, Inc. Bank of Granite operates twenty-two full-service banking offices in eight North Carolina Counties—Burke, Caldwell, Catawba, Forsyth, Iredell, Mecklenburg, Watauga, and Wilkes. Granite Mortgage, a mortgage banking company headquartered in Winston-Salem, originates home mortgages in these counties as well as in Cumberland, Guilford, and Rowan counties.
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For further information, please contact Karen Clark-Caruso, Public Relations Director, at Voice (828) 345-6863, Fax (828) 345-0809 or Internet: kcaruso@bankofgranite.com or Kirby Tyndall, Chief Financial Officer, at Voice (828) 496-2026, Fax (828) 496-2010 or Internet: ktyndall@bankofgranite.com.

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